UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                    Filed Pursuant to Section 13 OR 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 2, 2000
                                                           ------------

                          U.S. FRANCHISE SYSTEMS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                    0-23941                   58-2361563
          --------                    -------                   ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)

                         13 Corporate Square, Suite 250
                                 Atlanta, GA 30329
                         ------------------------------
                     (Address of principal executive offices)

Registrant's telephone number, including area code:  (404) 235-7463
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Item 5.  Other Events.

         On June 2, 2000, U.S. Franchise Systems, Inc. ("USFS" or the "Company") entered into a Recapitalization Agreement with SDI, Inc., Meridian Associates, L.P. and HSA Properties, Inc., pursuant to which USFS will shortly commence a self-tender for 8.66 million shares of Common Stock at a price of $7.50 per share and business interests of the Pritzker family of Chicago will invest $75 million in the Company in exchange for $65 million of a new series of 8.5% Redeemable Preferred Stock and $10 million of a new series of 6% Redeemable Convertible/Exchangeable Preferred Stock.

         The Convertible/Exchangeable Preferred Stock will initially be convertible into 10 million shares of Common Stock at a conversion price of $7.50 per share, or if lower, the average of the representative bid and asked prices of the Company's Common Stock over a 21 trading day period ending on the 90th day following the completion of the transaction, but not less than $6.50 per share, subject to downward adjustment upon certain events. The Convertible/Exchangeable Preferred Stock will participate with the Company's common stock in dividends and other distributions and will vote together with the common stock on an "as converted" basis.

         Upon the completion of the transaction, Pritzker family business interests, together with Mike Leven, chairman of the board and CEO of the Company, certain of his family members and Steven Romaniello, executive vice president, franchise sales and administration of the Company, will enter into a shareholders agreement and will collectively control a majority of the outstanding voting power of the Company.

         The tender offer and the recapitalization are subject to customary conditions, including the tender of at least 3 million shares of Common Stock, receipt of shareholder approval of the issuance of the Preferred Stock and of certain amendments to the Company's certificate of incorporation to facilitate the transaction, and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Acts of 1976.

         A copy of the Recapitalization Agreement and the press release announcing the transaction is attached hereto as exhibit and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)   Exhibits

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Exhibits    Description
--------    -----------

2.1         Recapitalization Agreement, dated June 2, 2000, by and among U.S.
            Franchise Systems, Inc., SDI, Inc., Meridian Associates, L.P. and HSA Properties, Inc.

99.1        Press release of U.S. Franchise Systems, Inc. dated June 2, 2000

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   U.S. FRANCHISE SYSTEMS, INC.


Date: June 6, 2000                 By: /s/ Stephen D. Aronson
                                   --------------------------
                                   Stephen D. Aronson
                                   Vice President and General Counsel

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                                  Exhibit Index

Exhibits    Description
--------    -----------

2.1         Recapitalization Agreement, dated June 2, 2000, by and among U.S.
            Franchise Systems, Inc., SDI, Inc., Meridian Associates, L.P. and HSA Properties, Inc.

99.1        Press release of U.S. Franchise Systems, Inc. dated June 2, 2000

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